Exhibit 4.2

                                                Conformed Copy





                    DEL MONTE CORPORATION,
                          as Issuer


                   DEL MONTE FOODS COMPANY,
                         as Guarantor

                             and


                     MARINE MIDLAND BANK
                          as Trustee





                          INDENTURE


                  Dated as of April 18, 1997




                        $150,000,000

          12-1/4% Senior Subordinated Notes due 2007

                             and

     Series B 12-1/4% Senior Subordinated Notes due 2007

                    CROSS-REFERENCE TABLE

 TIA                                        Indenture
Section                                      Section

310(a)(1)    ................................  7.10
    (a)(2)   ................................  7.10
    (a)(3)   ................................  N.A.
    (a)(4)   ................................  N.A.
    (a)(5)   ................................  7.08; 7.10
    (b)      ................................  7.08; 7.10; 13.02
    (c)      ................................  N.A.
311(a)       ................................  7.11
    (b)      ................................  7.11
    (c)      ................................  N.A.
312(a)       ................................  2.05
    (b)      ................................  13.03
    (c)      ................................  13.03
313(a)       ................................  7.06
    (b)(1)   ................................  N.A.
    (b)(2)   ................................  7.06
    (c)      ................................  7.06; 13.02
    (d)      ................................  7.06
314(a)       ................................  4.07; 4.08; 13.02
    (b)      ................................  N.A.
    (c)(1)   ................................  13.04
    (c)(2)   ................................  13.04
    (c)(3)   ................................  N.A.
    (d)      ................................  N.A.
    (e)      ................................  13.05
    (f)      ................................  N.A.
315(a)       ................................  7.01(b)
    (b)      ................................  7.05; 13.02
    (c)      ................................  7.01(a)
    (d)      ................................  7.01(c)
    (e)      ................................  6.11
316(a)(last sentence)........................  2.09
    (a)(1)(A)................................       6.05
    (a)(1)(B)................................       6.04
    (a)(2)   ................................  N.A.
    (b)      ................................  6.07
    (c)      ................................  9.05
317(a)(1)    ................................  6.08
    (a)(2)   ................................  6.09
    (b)      ................................  2.04
318(a)       ................................  13.01
    (c)      ................................  13.01



N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                      TABLE OF CONTENTS


                                                                     Page

                    ARTICLE ONE

           DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01.  Definitions                                      1
                     -----------
      SECTION 1.02.  Incorporation by Reference of TIA                28
                     ---------------------------------
      SECTION 1.03.  Rules of Construction                            28
                     ---------------------

                    ARTICLE TWO

                          THE NOTES
      SECTION 2.01.  Form and Dating                                  29
      SECTION 2.02.  Execution and Authentication; Aggregate
                          Principal Amount                            30
      SECTION 2.03.  Registrar and Paying Agent                       31
                     --------------------------
      SECTION 2.04.  Paying Agent To Hold Assets in Trust             32
                     ------------------------------------
      SECTION 2.05.  Noteholder Lists                                 32
                     ----------------
      SECTION 2.06.  Transfer and Exchange                            33
                     ---------------------
      SECTION 2.07.  Replacement Notes                                34
                     -----------------
      SECTION 2.08.  Outstanding Notes                                34
                     -----------------
      SECTION 2.09.  Treasury Notes                                   34
                     --------------
      SECTION 2.10.  Temporary Notes                                  35
                     ---------------
      SECTION 2.11.  Cancellation                                     35
                     ------------
      SECTION 2.12.  Defaulted Interest                               35
                     ------------------
      SECTION 2.13.  CUSIP Number                                     35
                     ------------
      SECTION 2.14.  Deposit of Moneys                                36
                     -----------------
      SECTION 2.15.  Restrictive Legends                              36
                     -------------------
      SECTION 2.16.  Book-Entry Provisions for Global Note            38
                     -------------------------------------
      SECTION 2.17.  Special Transfer Provisions                      39
                     ---------------------------

                   ARTICLE THREE

                          REDEMPTION
      SECTION 3.01.  Notices to Trustee                               41
                     ------------------
      SECTION 3.02.  Selection of Notes To Be Redeemed                41
                     ---------------------------------
      SECTION 3.03.  Notice of Redemption                             42
                     --------------------
      SECTION 3.04.  Effect of Notice of Redemption                   43
                     ------------------------------
      SECTION 3.05.  Deposit of Redemption Price                      43
                     ---------------------------
      SECTION 3.06.  Notes Redeemed in Part                           43
                     ----------------------

                    ARTICLE FOUR

                          COVENANTS
      SECTION 4.01.  Payment of Notes                                 44
                     ----------------
      SECTION 4.02.  Maintenance of Office or Agency                  44
                     -------------------------------
      SECTION 4.03.  Corporate Existence                              45
                     -------------------
      SECTION 4.04.  Payment of Taxes and Other Claims                45
                     ---------------------------------
      SECTION 4.05.  Maintenance of Properties and Insurance          45
                     ---------------------------------------
      SECTION 4.06.  Compliance Certificate; Notice of Default        46
                     -----------------------------------------
      SECTION 4.07.  Compliance with Laws                             46
                     --------------------
      SECTION 4.08.  SEC Reports                                      47
                     -----------
      SECTION 4.09.  Waiver of Stay, Extension or Usury Laws          47
                     ---------------------------------------
      SECTION 4.10.  Limitation on Restricted Payments                48
                     ---------------------------------
      SECTION 4.11.  Limitation on Transactions with Affiliates       50
                     ------------------------------------------
      SECTION 4.12.  Limitation on Incurrence of Additional
                     --------------------------------------
                     Indebtedness                                     51
      SECTION 4.13.  Limitation on Dividends and Other Payment
                     Restrictions Affecting Subsidiaries              51
                     ------------------------------------
      SECTION 4.14.  Prohibition on Incurrence of Senior Subordinated
                     Debt                                             52
                     ----
      SECTION 4.15.  Change of Control                                52
                     -----------------
      SECTION 4.16.  Limitation on Asset Sales                        54
                     -------------------------
      SECTION 4.17.  Limitation on Preferred Stock of Restricted
                     -------------------------------------------
                     Subsidiaries                                     58
                     ------------
      SECTION 4.18.  Limitation on Liens                              58
                     -------------------
      SECTION 4.19.  Limitation on Guarantees by Restricted
                     Subsidiaries                                     59
                     --------------
      SECTION 4.20.  Restriction of Lines of Business to Food, Food
                     Distribution and Related Businesses              60
                     -----------------------------------
                    ARTICLE FIVE

                    SUCCESSOR CORPORATION
      SECTION 5.01.  Merger, Consolidation and Sale of Assets of the
                     Company                                          60
                     -------
      SECTION 5.02.  Successor Corporation Substituted for the
                     Company                                          61
                     -------
      SECTION 5.03.  Merger, Consolidation and Sale of Assets of
                     Holdings                                         62
                     --------
      SECTION 5.04.  Successor Corporation Substituted for Holdings   63
                     ----------------------------------------------

                    ARTICLE SIX

                     DEFAULT AND REMEDIES
      SECTION 6.01.  Events of Default                                63
                     -----------------
      SECTION 6.02.  Acceleration                                     64
                     ------------
      SECTION 6.03.  Other Remedies                                   65
                     --------------
      SECTION 6.04.  Waiver of Past Defaults                          66
                     -----------------------
      SECTION 6.05.  Control by Majority                              66
                     -------------------
      SECTION 6.06.  Limitation on Suits                              66
                     -------------------
      SECTION 6.07.  Rights of Holders To Receive Payment             67
                     ------------------------------------
      SECTION 6.08.  Collection Suit by Trustee                       67
                     --------------------------
      SECTION 6.09.  Trustee May File Proofs of Claim                 67
                     --------------------------------
      SECTION 6.10.  Priorities                                       68
                     ----------
      SECTION 6.11.  Undertaking for Costs                            68
                     ---------------------

                   ARTICLE SEVEN
                           TRUSTEE
      SECTION 7.01.  Duties of Trustee                                68
                     -----------------
      SECTION 7.02.  Rights of Trustee                                70
                     -----------------
      SECTION 7.03.  Individual Rights of Trustee                     71
                     ----------------------------
      SECTION 7.04.  Trustee's Disclaimer                             71
                     --------------------
      SECTION 7.05.  Notice of Default                                71
                     -----------------
      SECTION 7.06.  Reports by Trustee to Holders                    71
                     -----------------------------
      SECTION 7.07.  Compensation and Indemnity                       72
                     --------------------------
      SECTION 7.08.  Replacement of Trustee                           73
                     ----------------------
      SECTION 7.09.  Successor Trustee by Merger, Etc                 74
                     --------------------------------
      SECTION 7.10.  Eligibility; Disqualification                    74
                     -----------------------------
      SECTION 7.11.  Preferential Collection of Claims Against
                     -----------------------------------------
                     Company                                          74

                   ARTICLE EIGHT

              DISCHARGE OF INDENTURE; DEFEASANCE
      SECTION 8.01.  Termination of the Company's Obligations.        74
                     ----------------------------------------
      SECTION 8.02.  Legal Defeasance and Covenant Defeasance         76
                     ----------------------------------------
      SECTION 8.03.  Conditions to Legal Defeasance or Covenant
                     ------------------------------------------
                     Defeasance                                       77
                     ----------
      SECTION 8.04.  Application of Trust Money                       79
                     --------------------------
      SECTION 8.05.  Repayment to the Company                         79
                     ------------------------
      SECTION 8.06.  Reinstatement                                    80
                     -------------

                    ARTICLE NINE
               AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 9.01.  Without Consent of Holders                       80
                     --------------------------
      SECTION 9.02.  With Consent of Holders                          81
                     -----------------------
      SECTION 9.03.  Effect on Senior Debt                            82
                     ---------------------
      SECTION 9.04.  Compliance with TIA                              82
                     -------------------
      SECTION 9.05.  Revocation and Effect of Consents                83
                     ---------------------------------
      SECTION 9.06.  Notation on or Exchange of Notes                 83
                     --------------------------------
      SECTION 9.07.  Trustee To Sign Amendments, Etc                  84
                     -------------------------------
      SECTION 9.08.  Effect of Supplemental Indentures                84
                     ---------------------------------

                           ARTICLE TEN
                          SUBORDINATION

      SECTION 10.01. Notes Subordinated to Senior Debt                84
                     ---------------------------------
      SECTION 10.02. No Payment on Notes in Certain Circumstances.    84
                     --------------------------------------------
      SECTION 10.03. Payment Over of Proceeds upon Dissolution, Etc   86
                     ----------------------------------------------
      SECTION 10.04. Payments May Be Paid Prior to Dissolution        87
                     -----------------------------------------
      SECTION 10.05. Subrogation                                      87
                     -----------
      SECTION 10.06. Obligations of the Company Unconditional         88
                     ----------------------------------------
      SECTION 10.07. Notice to Trustee and Paying Agents              88
                     -----------------------------------
      SECTION 10.08. Reliance on Judicial Order or Certificate of
                     --------------------------------------------
                     Liquidating Agent                                89
                     -----------------
      SECTION 10.09. Trustee's Relation to Senior Debt                89
                     ---------------------------------
      SECTION 10.10. Subordination Rights Not Impaired by Acts or
                     --------------------------------------------
                     Omissions of the Company or Holders of Senior
                     --------------------------------------------
                     Debt                                             90
                     --------
     SECTION 10.11. Noteholders Authorize Trustee and Paying Agent
                    To Effectuate Subordination of Notes              90
                    --------------------------------------------

      SECTION 10.12. This Article Ten Not To Prevent Events of
                     Default                                          91
                    --------
      SECTION 10.13. Trustee's Compensation Not Prejudiced            91
                    --------------------------------------------
                   ARTICLE ELEVEN

                    GUARANTEE OF HOLDINGS
      SECTION 11.01. Unconditional Guarantee                          91
                     -----------------------
      SECTION 11.02. Subordination of Guarantee                       92
                     --------------------------
      SECTION 11.03. Severability                                     92
                     ------------
      SECTION 11.04. Release of Guarantee                             92
                     --------------------
      SECTION 11.05. Waiver of Subrogation                            93
                     ---------------------
      SECTION 11.06. Execution of Guarantee                           93
                     ----------------------
      SECTION 11.07. Waiver of Stay, Extension or Usury Laws          94
                     ---------------------------------------

                   ARTICLE TWELVE

            SUBORDINATION OF GUARANTEE OBLIGATIONS
      SECTION 12.01. Guarantee Obligations Subordinated to Guarantor
                     Senior Debt of Holdings                          94
                     --------------------------------------------
      SECTION 12.02. No Payment on Notes in Certain Circumstances     94
                     --------------------------------------------
      SECTION 12.03. Payment Over of Proceeds upon Dissolution, Etc   96
                     ----------------------------------------------
      SECTION 12.04. Payments May Be Paid Prior to Dissolution        97
                     -----------------------------------------
      SECTION 12.05. Subrogation                                      98
                     -----------
      SECTION 12.06. Obligations of Holdings Unconditional            98
                     -------------------------------------
      SECTION 12.07. Notice to Trustee and Paying Agents              98
                     -----------------------------------
      SECTION 12.08. Reliance on Judicial Order or Certificate of
                     --------------------------------------------
                     Liquidating Agent                                99
                     ----------------
      SECTION 12.09. Trustee's Relation to Guarantor Senior Debt of
                     Holdings                                         99
                     --------
      SECTION 12.10. Subordination Rights Not Impaired by Acts or
                     Omissions of Holdings or Holders of Guarantor
                     Senior Debt of Holdings                         100
                     -----------------------
      SECTION 12.11. Noteholders Authorize Trustee and Paying Agent
                     To Effectuate Subordination of Notes            100
                     -----------------------------------------
      SECTION 12.12. This Article Twelve Not To Prevent Events of
                     Default                                         101
                     --------

                         ARTICLE THIRTEEN
                          MISCELLANEOUS

      SECTION 13.01. TIA Controls                                    101
                     ------------
      SECTION 13.02. Notices                                         101
                     -------
      SECTION 13.03. Communications by Holders with Other Holders    104
                     --------------------------------------------



      SECTION 13.04. Certificate and Opinion as to Conditions
                     -----------------------------------------
                     Precedent                                       104
                     ---------
      SECTION 13.05. Statements Required in Certificate or Opinion   104
                     ---------------------------------------------
      SECTION 13.06. Rules by Trustee, Paying Agent, Registrar       105
                     -----------------------------------------
      SECTION 13.07. Legal Holidays                                  105
                     --------------
      SECTION 13.08. Governing Law                                   105
                     -------------
      SECTION 13.09. No Adverse Interpretation of Other Agreements   105
                     ---------------------------------------------
      SECTION 13.10. No Recourse Against Others                      105
                     --------------------------
      SECTION 13.11. Successors                                      106
                     ----------
      SECTION 13.12. Duplicate Originals                             106
                     -------------------
      SECTION 13.13. Severability                                    106
                     ------------

      Signatures                                                     104

Exhibit A - Form of Initial Note and Guarantee...............          A-1
Exhibit B - Form of Exchange Note and Guarantee..............          B-1
Exhibit C - Form of Certificate To Be Delivered in
                Connection with Transfers to Non-QIB
                Accredited Investors..........................         C-1
Exhibit D - Form of Certificate To Be Delivered in
                Connection with Transfers Pursuant to
                Regulation S..................................         D-1

Schedule 1 - Assets Being Held For Disposition

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

           INDENTURE, dated as of April 18, 1997, among DEL MONTE CORPORATION, a New York corporation (the "Company"), DEL MONTE FOODS COMPANY, a Maryland corporation ("Holdings") and MARINE MIDLAND BANK, a New York banking and trust company, as Trustee (the "Trustee").

           The Company has duly authorized the creation of an issue of 12-1/4% Senior Subordinated Notes due 2007 (the "Initial Notes") and Series B 12-1/4% Senior Subordinated Notes due 2007 (the "Exchange Notes," and together with the Initial Notes, the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

           Holdings has agreed to guarantee the Notes on a senior subordinated basis.

           Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.


                         ARTICLE ONE
           DEFINITIONS AND INCORPORATION BY REFERENCE



           SECTION 1.01.  Definitions.

          "Acceleration Notice" has the meaning provided in
Section 6.02(a).

           "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

           "Acquisition Financing Indebtedness" means Indebtedness of the Company incurred in connection with the acquisition of assets or capital stock (by stock purchase, merger or otherwise) of a Person engaged in all material respects solely in the business of food, food distribution and related businesses.

           "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Affiliate  Transaction"  has the  meaning  provided in
Section 4.11 .

          "Agent" means any Registrar, Paying Agent or co-Registrar.

          "Agent  Members"  has the  meaning  provided in Section
2.16.

          "Applicable Premium" means, with respect to a Note at any Change of Control Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at April 15, 2002 determined in accordance with paragraph 6(a) of the Notes plus (2) all required interest payments due on such Note through April 15, 2002, computed using a discount rate equal to the Treasury Rate plus 1.00% per annum, over (B) the principal amount of such Note.

           "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

           "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company or (b) any
other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include
(i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000; (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01;
(iii) the grant of Liens
permitted by Section 4.18; (iv) the sale or transfer of Receivables Related Assets in connection with a Qualified Receivables Transaction; and (v) the sale or transfer of certain assets identified in Schedule 1 to this Indenture as being held for disposition.

           "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of assets (of a kind used or usable by the Company and its Restricted Subsidiaries in their business as it exists on the date thereof, or in businesses the same as, or similar or reasonably related thereto) between the Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; provided, however, that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

          "Authenticating  Agent"  has the  meaning  provided  in
Section 2.02.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "Blockage  Period" has the meaning  provided in Section
10.02.

           "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

           "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

           "Business Day" means a day that is not a Legal Holiday.

           "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

           "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

           "Cash Equivalents" means (i) obligations issued by, or unconditionally guaranteed by, the U.S. Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Service ("S&P") or Moody's Investors Service, Inc. ("Moody's");
(iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

           "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to TPG or its Related Parties; (ii) the approval by the holders of Capital Stock of the Company or Holdings, as the case may be, of any plan or proposal for the liquidation or dissolution of the Company or Holdings, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture); (iii) (A) any Person or Group (other than TPG or its Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the "Voting Stock") of the Company or Holdings and
(B) TPG and its Related Parties shall beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company or Holdings, as the case may be, than such other Person or Group; or (iv) the replacement of a majority of the Board of Directors of the Company or Holdings over a two-year period from the directors who constituted the Board of Directors of the Company or Holdings, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company or Holdings, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of TPG or its Related Parties.

          "Change of Control  Date" has the  meaning  provided in
Section 4.15.

          "Change of Control  Offer" has the meaning  provided in
Section 4.15.

          "Change of Control Payment Date" has the meaning provided in Section 4.15.

          "Change of Control Redemption Date" has the meaning provided in Section 4.15.

           "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

           "Company"  means  the  party  named  as  such  in this
Indenture  until  a  successor   replaces  it  pursuant  to  this
Indenture and thereafter means such successor.

           "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

           "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities,  occurring  during the Four Quarter  Period or at any time
subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a
Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities
Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of the "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements, (3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate as such Person may designate, and (4) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such Person (as evidenced by a Board Resolution) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and as reflected in such Person's financial statements.

           "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum (without duplication) of (i) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs), plus (ii) the product of
(x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

           "Consolidated Interest Expense" means, with respect to any Person for any period, the sum (without duplication) of: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest, (d) the interest portion of any deferred payment obligation, (e) dividends paid in respect of Disqualified Capital Stock and (f) net payments (whether positive or negative) pursuant to Interest Swap Obligations; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, Consolidated Interest Expense of the Company shall include the interest expense of a Person only to the extent that the net income of such Person is included in the Consolidated Net Income of the Company.

           "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales (without regard to the $1 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise,
(e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets. Notwithstanding the foregoing, "Consolidated Net Income" shall be calculated without giving effect to (i) the amortization of any premiums, fees or expenses incurred in connection with the Recapitalization and related financings and (ii) the amortization or depreciation of any amounts required or permitted by Accounting Principles Board

Opinion Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with the Recapitalization) and 17 (including non-cash charges relating to intangibles and goodwill arising in connection with the Recapitalization).

           "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Capital Stock.

           "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization, exchange or translation losses on foreign currencies and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or a reserve for cash charges for any future period).

          "Covenant  Defeasance"  has  the  meaning  provided  in
Section 8.02.

           "Credit Agreement" means the Credit Agreement dated as of April 18, 1997, among Holdings, the Company, the lenders party thereto in their capacities as lenders thereunder and Bank of America National Trust and Savings Association and Bankers Trust Company, as agents, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.12) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

           "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

           "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any applicable
Bankruptcy Law.

           "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Default  Notice" has the  meaning  provided in Section
10.02.

          "Depository" means The Depository Trust Company, its nominees and successors.

           "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $75 million and is specifically designated by the Company in the instrument evidencing such Senior Debt as "Designated Senior Debt".

           "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in each case on or prior to the final maturity date of the Notes.

          "Event of Default" has the meaning  provided in Section
6.01.

           "Exchange  Act" means the  Securities  Exchange Act of
1934, as amended, or any successor statute or statutes thereto.

          "Exchange Notes" has the meaning provided in the preamble to this Indenture.

           "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

           "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

           "Global Note" has the meaning provided in Section 2.01.

           "Guarantee"  means,  as  the  context  requires,   the
Guarantee of Holdings set forth in Article Eleven or a Guarantee of a Restricted Subsidiary described in Section 4.19.

          "Guarantee  Obligations"  has the  meaning  provided in
Section 12.01.

           "Guarantor" means each of Holdings and any Restricted Subsidiary that executes a Guarantee pursuant to Section 4.19, each until a successor replaces it pursuant to this Indenture and thereafter means such successor. A Restricted Subsidiary whose Guarantee has terminated pursuant to Section 4.19 shall cease to be a Guarantor effective as of such termination.

          "Guarantor Blockage Period" has the meaning provided in
Section 12.02.

          "Guarantor  Default Notice" has the meaning provided in
Section 12.02.

           "Guarantor Senior Debt" means, with respect to a Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of such Guarantor under or with respect to the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue

Date or thereafter incurred. Notwithstanding the foregoing, Guarantor Senior Debt shall not include (i) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor, (ii) Indebtedness to, or guaranteed by such Guarantor for the benefit of, any shareholder (other than a parent corporation), director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) any liability for federal, state, local or other taxes owed or owing by such Guarantor and (v) any guaranty of Indebtedness which is, by its express terms, subordinated in right of payment to any other guaranty of Indebtedness of such Guarantor.

           "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

           "Holdings" means Del Monte Foods Company, a Maryland corporation and the parent corporation of the Company, and its successors in interest.

           "incur" has the meaning provided in Section 4.12.

           "Indebtedness" means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person (but excluding any operating lease obligations), (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below,
(vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) that are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured,
(viii) all obligations under Currency Agreements and Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to its maximum fixed repurchase price (or comparable price that the Company may be required to pay for the acquisition or retirement of such Disqualified Capital Stock), but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this

Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

           "Indenture"  means  this  Indenture,   as  amended  or
supplemented from time to time in accordance with the terms hereof.

           "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or
Affiliates do not, have a direct or indirect equity beneficial ownership interest in the Company exceeding 10% and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial  Notes"  has  the  meaning   provided  in  the
preamble to this Indenture.

          "Initial  Purchasers" means BT Securities  Corporation,
Bankers Trust International,  plc, BancAmerica  Securities,  Inc.
and Bear, Stearns & Co. Inc.

           "Institutional    Accredited    Investor"   means   an
institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

           "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Internal Revenue Code" means the Internal Revenue Code of 1986.

           "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In the case of the Company, "Investment" shall exclude extensions of trade credit (including trade receivables) by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.10, (i) "Investment" shall include and be valued at the portion of the fair market value of the net assets of any Restricted Subsidiary represented by the Company's equity interest in such Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted
Subsidiary  is  designated a Restricted  Subsidiary  and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means the date of original issuance of the Notes.

          "Legal  Defeasance" has the meaning provided in Section
8.02.

          "Legal  Holiday"  has the  meaning  provided in Section
13.07.

           "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

           "Management  Advisory  Agreement" means the Management
Advisory Agreement dated as of April 18, 1997, by and between the Company and TPG.

           "Maturity Date" means April 15, 2007.

           "Merger" means the merger of Shield with and into Holdings pursuant to the Recapitalization Agreement.

           "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net  Proceeds  Offer"  has  the  meaning  provided  in
Section 4.16.

          "Net Proceeds Offer Payment Date" has the meaning provided in Section 4.16.

          "Net Proceeds Offer Trigger Date" has the meaning provided in Section 4.16.

          "Non-U.S.  Person"  means  a  Person  who is not a U.S.
person, as such term is defined in Regulation S.

          "Notes" means the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture. "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Offering Memorandum" means the Offering Memorandum dated April 15, 1997, pursuant to which the Initial Notes were offered, and any supplement thereto.

           "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the General Counsel, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

           "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the applicable requirements of this Indenture, as they relate to the making of an Officers' Certificate.

          "Offshore  Physical Notes" has the meaning  provided in
Section 2.01.

           "Opinion of Counsel" means a written opinion from legal counsel, who may be internal counsel for the Company, or who is otherwise reasonably acceptable to the Trustee and not rendered by any employee of the Company or any of its Affiliates or Subsidiaries complying with the requirements of Sections 13.04 and 13.05, as they relate to the giving of an Opinion of Counsel.

          "Paying  Agent"  has the  meaning  provided  in Section
2.03.

          "Permitted Indebtedness" means, without duplication, each of the following:

           (i)  Indebtedness under the Notes and this Indenture;

           (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $730 million less (A) the sum of
      (y) the amount of all scheduled mandatory principal payments in respect of term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replaced Credit Agreement) actually made by the Company on or before June 30, 2000 plus (z) the amount of all mandatory principal payments in respect of such term loans thereunder (other than such excluded payments) made from (or attributable to) the proceeds received from Asset Sales; (B) in the case of the revolving facility thereunder, any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder made on or before June 30, 2000 or made by reason of the receipt of the proceeds of Asset Sales; and (C) the amount of the Receivables Program Obligations then outstanding;

           (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

           (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

           (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

           (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, in either case for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that, if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, there shall be deemed to have occurred on such date, the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

           (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, there shall be deemed to have occurred on such date, the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

           (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

           (ix) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of workers' compensation claims, payment obligations in connection with self-insurance, performance bonds, surety bonds or similar requirements in the ordinary course of business;

           (x) Capitalized  Lease  Obligations and Purchase Money
      Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed
      $25 million at any one time outstanding;

           (xi) guarantees by the Company and its Wholly Owned Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture, including, with respect to guarantees by Wholly Owned Restricted Subsidiaries of the Company, the provisions of Section 4.19;

           (xii) Acquired Indebtedness and Acquisition Financing Indebtedness; provided that (y) if such Indebtedness is incurred on or before June 30, 1999, the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries after giving effect to the transaction in which such Acquired Indebtedness or Acquisition Financing Indebtedness is incurred (a "pro forma Consolidated Fixed Charge Coverage Ratio") (A) shall be greater than 1.8 to
      1.0 and (B) shall be at least equal to the Consolidated Fixed Charge Coverage Ratio at such time without giving effect to the incurrence of such Acquired Indebtedness or Acquisition Financing Indebtedness or (z) if such Indebtedness is incurred on or after July 1, 1999, such pro forma Consolidated Fixed Charge Coverage Ratio shall be greater than 2.0 to 1.0;

           (xiii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (xiii), when taken together with all Indebtedness incurred pursuant to this clause (xiii) and then outstanding, shall not exceed $20 million;

           (xiv) guarantees furnished by the Company or its Restricted Subsidiaries in the ordinary course of business of Indebtedness of another Person in an aggregate amount not to exceed $10 million at any time outstanding;

           (xv) Refinancing Indebtedness;

           (xvi) Receivables Program Obligations; and

           (xvii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $50 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement).

           "Permitted Investments" means: (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company, provided that such Person is engaged, in all material respects, solely in the business of food, food distribution and related businesses; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any
Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) additional Investments not to exceed $25 million at any one time outstanding; (vii) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16 or not constituting an Asset Sale by reason of the $1 million threshold contained in the definition thereof; (ix) Investments specifically permitted by and made in accordance with the provisions of Section 4.11; (x) guarantees permitted by Section 4.19; (xi) Related Business Investments in companies and ventures in which the Company or a Restricted Subsidiary of the Company holds an equity ownership interest of not less than 33-1/3% in an aggregate amount not exceeding the sum of (x) the unutilized portion of the amount of Investments permitted by clause (vi) of this definition, (y) the proceeds of the sale of certain assets identified in Schedule 1 to this Indenture plus (z) $25 million; and (xii) Investments made in connection with a Qualified Receivables Transaction.

           "Permitted Liens" means the following types of Liens:

           (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

           (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

           (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

           (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

           (vi) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;

           (vii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted by Section 4.12; provided, however, that in the case of Purchase Money Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets being acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction;

           (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

           (ix) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

           (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

           (xi) Liens securing Interest Swap Obligations that relate to Indebtedness that is otherwise permitted under this Indenture;

          (xii)  Liens  securing   Indebtedness   under  Currency
Agreements;

           (xiii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

          (xiv)  leases  or  subleases   granted  to  others  not
interfering in any material respect with the business of the Company or its Restricted Subsidiaries;

           (xv) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and

          (xvi)  Liens on  Receivables  Program  Assets  securing
Receivables Program Obligations.

           "Person"    means    an    individual,    partnership,
corporation,    limited   liability    company,    unincorporated
organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Physical  Notes" has the  meaning  provided in Section
2.01.

           "Preferred  Stock" of any  Person  means  any  Capital
Stock of such  Person that has  preferential  rights to any other
Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

           "principal" of any Indebtedness (including the Notes) means the outstanding principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "Private  Placement Legend" has the meaning provided in
Section 2.15.

          "Proceeds  Purchase  Date" has the meaning  provided in
Section 4.16.

           "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company.

           "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of Holdings or the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act; provided that, in the event of a Public Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to Paragraph 6(b) of the Notes.

           "Purchase Money Indebtedness" means Indebtedness of the Company or any of its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or assets.

           "Purchase Money Note" means a promissory note evidencing the obligation of a Receivables Subsidiary to pay the purchase price for Receivables or other indebtedness to the Company or to any other Seller in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than cash required to be held as reserves pursuant to Receivables Documents, amounts paid in respect of interest, principal and other amounts owing under Receivables Documents and amounts paid in connection with the purchase of newly generated Receivables.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

           "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

           "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Subsidiary of the Company pursuant to which the Company or any such Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by the Company or any other Seller) and any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

           (a) no  portion  of  the  indebtedness  or  any  other
      obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle (i) is guaranteed by the Company or any other Seller (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Seller in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Seller, directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings;

           (b) neither the Company or any other Seller has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary or a Special Purpose Vehicle (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Seller than those that might be obtained at the time from persons that are not affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

           (c) the Company and the other Sellers do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results.

          "Recapitalization"   means  the   recapitalization   of
Holdings pursuant to the Merger Agreement.

           "Recapitalization Agreement" means the Agreement and Plan of Merger, dated as of February 21, 1997, as amended and restated as of April 14, 1997, entered into among TPG, Shield and Holdings.

           "Receivables" means all rights of the Company or any other Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are eligible to be identified in the accounting records of the Company or such Seller as accounts receivable.

           "Receivables Documents" means (x) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreements to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time and entered into by the Company, another Seller and/or a Receivables Subsidiary, and (y) each other instrument, agreement and other document entered into by the Company, any other Seller or a Receivables Subsidiary relating to the transactions contemplated by the agreements referred to in clause (x) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

           "Receivables Program Assets" means (a) all Receivables which are described as being transferred by the Company, another Seller or a Receivables Subsidiary pursuant to the Receivables Documents, (b) all Receivables Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

           "Receivables Program Obligations" means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount for the Receivables Program Assets, and (b) related obligations of the Company, a Subsidiary of the Company or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions).

           "Receivables Related Assets" means (i) any rights arising under the documentation governing or relating to Receivables (including rights in respect of liens securing such Receivables and other credit support in respect of such Receivables), (ii) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Receivables Transaction, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents and (v) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

           "Receivables Subsidiary" means a special purpose wholly owned Subsidiary of the Company created in connection with the transactions contemplated by a Qualified Receivables Transaction, which Subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction and which is designated as a Receivables Subsidiary by the Company's Board of Directors. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officers' knowledge and belief after consulting with counsel, such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Qualified Receivables Transaction.

           "Record Date" means each of the dates designated as such in the Notes, whether or not a Legal Holiday.

           "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

           "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

           "Reference Date" has the meaning provided in Section 4.10.

           "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness, in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

           "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.12 (other than pursuant to clauses (ii), (iv), (v), (vi), (vii), (viii), (ix),
(x),  (xi),  (xiii)  or  (xiv)  of the  definition  of  Permitted
Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

           "Registrar" has the meaning provided in Section 2.03.

           "Registration Rights Agreement" means the Registration Rights Agreement dated April 18, 1997 among the Company and the Initial Purchasers for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

          "Regulation S" means  Regulation S under the Securities
Act.

           "Related Business Investment" means (i) any Investment by a Person in any other Person a majority of whose revenues are derived from the food, food distribution or related businesses; and (ii) any Investment by such Person in any cooperative or other supplier, including, without limitation, any joint venture which is intended to supply any product or service useful to the business of the Company and its Restricted Subsidiaries.

           "Related Party" means any Affiliate of TPG.

          "Replacement   Assets"  has  the  meaning  provided  in
Section 4.16.

           "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that, if and for so long as any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt. As of the date first written above, the only representative in respect of Designated Senior Debt is Bank of America National Trust and Savings Association, as administrative agent under the Credit Agreement.

          "Restricted   Payment"  has  the  meaning  provided  in
Section 4.10.

           "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

           "Restricted   Subsidiary"  of  any  Person  means  any
Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

           "Rule 144A" means Rule 144A under the Securities Act.

           "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

           "SEC" means the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

           "Seller"  means the Company or any Subsidiary or other
Affiliate of the Company (other than a Receivables Subsidiary) which is a party to a Receivables Document.

           "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a bankruptcy petition at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company,
(ii) Indebtedness to, or guaranteed by the Company for the benefit of, any shareholder (other than a parent corporation), director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) any Indebtedness incurred in violation of the provisions set forth under Section 4.12 and
(vii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

           "Shield" means TPG Shield Acquisition Corporation.

           "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

           "Special Purpose Vehicle" means a trust, partnership or other special purpose Person established by the Company and/or any of its Subsidiaries to implement a Qualified Receivables
Transaction.

           "Standard    Securitization     Undertakings"    means
representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in accounts receivable transactions.

           "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time owned, directly or indirectly, by such Person.

          "Surviving  Entity" has the meaning provided in Section
5.01.

          "Surviving  Parent Entity" has the meaning  provided in
Section 5.03.

           "Tax Sharing Agreement" means the tax sharing agreement between the Company and Holdings allocating the obligations to contribute amounts for the payment of income taxes and the benefits of any credits or other reductions of tax payments so as to approximate the income taxes that would be payable by the Company and Holdings on a stand-alone basis if no consolidated tax return were filed by such entities.

          "TIA" means the Trust  Indenture Act of 1939 (15 U.S.C.
ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.04.

          "TPG" means TPG Partners, L.P., a Delaware limited partnership.

           "Transaction Advisory Agreement" means the Transaction
Advisory Agreement, dated as of April 18, 1997, by and between the Company and TPG.

           "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such Release is no longer published, any publicly available source or similar market data)) closest to the period from the Change of Control Redemption Date to April 15, 2002; provided, however, that if the period from the Change of Control Redemption Date to April 15, 2002, is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Change of Control Redemption Date to April 15, 2002, is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

           "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

           "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

           "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that
(x) the Company certifies to the Trustee in an Officers' Certificate that such designation complies with Section 4.10 and
(y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender thereof has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if
(x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States for the payment of which the full faith and credit of the United States is pledged.

          "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

          "U.S.  Physical  Notes"  has the  meaning  provided  in
Section 2.01.

           "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

           "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than, in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares otherwise required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

           SECTION 1.02 Incorporation by Reference of TIA.

           Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Notes.

           "indenture security holder" means a Holder or a
                                       Noteholder.

           "indenture to be qualified" means this Indenture.

           "indenture trustee" or "institutional trustee" means
                                       the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.


           All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

           SECTION 1.03 Rules of Construction.

           Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular; and

           (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                         ARTICLE TWO

                          THE NOTES


           SECTION 2.01 Form and Dating.

           The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

           The terms and provisions contained in the forms of the Notes annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the parties hereto, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

           Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Registrar as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar, as custodian for the Depository, as hereinafter provided.

           Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other applicable exemption from registration under the Securities Act other than as described in the preceding paragraph may be issued in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." Physical Notes initially shall be registered in the name of the Depository or the nominee of such Depository and be delivered to the Registrar as custodian for such Depository. Beneficial owners of Physical Notes, however, may request registration of such Physical Notes in their names or the names of their nominees.

          SECTION 2.02  Execution and  Authentication;  Aggregate
Principal Amount.

           Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

           If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

           A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

           The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $150,000,000, and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Note, Offshore Physical Notes or U.S. Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $150,000,000, except as provided in Section 2.07.

           The  Trustee  shall not be  required  to  authenticate
Notes if the issuance of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture in a manner which is not reasonably acceptable to the Trustee.

           The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the
Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. The Trustee hereby appoints Bankers Trust Company as its initial Authentication Agent, and by its acknowledgement and acceptance on the signature page hereto, Bankers Trust Company hereby agrees to so act.

           Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

           Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate  the  agency  of any  Authenticating  Agent  by  giving written notice of resignation or upon such a termination, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment (at the Company's expense) to all Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. Any such Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to
Section 7.07.

           The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

           SECTION 2.03 Registrar and Paying Agent.


           The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent.

           The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

           The Company initially appoints Bankers Trust Company as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed, and by its acknowledgement and acceptance on the signature page hereto, Bankers Trust Company hereby agrees to so act. The Paying Agent or Registrar may resign upon 30 days written notice to the Company and the Trustee, provided that a replacement Paying Agent or Registrar, as the case may be, has been duly appointed and has agreed to act as such, or that the Trustee has assumed the duties of the Paying Agent or the Registrar, as the case may be.

           Upon the occurrence of an Event of Default described in Section 6.01(6) or (7), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder.

           SECTION 2.04   Paying Agent To Hold Assets in Trust.

           The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or Event of

Default, upon written request to a Paying Agent, require such Paying Agent to distri bute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

           SECTION 2.05 Noteholder Lists.

           The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee or any such Paying Agent on or before the third Business Day preceding each Record Date and at such other times as the Trustee or any such Paying Agent may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee or any such Paying Agent.

           SECTION 2.06 Transfer and Exchange.

           Subject to the provisions of Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.15, 4.16 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

           In the event that the Company delivers to the Trustee a copy of an Officers' Certificate certifying that a registration statement under the Securities Act with respect to the Exchange Offer has been declared effective by the SEC and that the Company has offered registered Notes to the Holders in accordance with the Exchange Offer, the Registrar shall exchange, upon request of any Holder, such Holder's Initial Notes of any series for registered Notes of such series upon the terms set forth in the Exchange Offer and in accordance with Section 2.06 hereof, provided that the Initial Notes so surrendered for exchange are duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company and the Registrar, in addition to any certifications and representations required by the provisions of the Registration Rights Agreement, and duly executed by the Holder thereof or such Holder's attorney who shall be duly authorized in writing to execute such document on behalf of such Holder.

           The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

           Any Holder of an interest in any Global Note shall, by acceptance of such interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book-entry system.

           SECTION 2.07 Replacement Notes.

           If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee or any authenticating agent of the Trustee shall authenticate a replacement Note if the Registrar's requirements are met. If required by the Registrar or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient, in the judgment of both the Company and the Registrar, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a
Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company.

           SECTION 2.08 Outstanding Notes.

           Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by the Registrar, those delivered to the Registrar for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

           If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Registrar receives an Opinion of Counsel that the replaced Note is held by a bona fide purchaser.

A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

           If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

           SECTION 2.09 Treasury Notes.

           In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

           SECTION 2.10 Temporary Notes.

           Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Notes in exchange for temporary Notes.

           SECTION 2.11   Cancellation.


           The Company at any time may deliver Notes to the Registrar for cancellation. The Paying Agent shall forward to the Registrar any Notes surrendered to it for registration of transfer, exchange, purchase or payment. The Registrar shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Registrar for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Registrar for cancellation pursuant to this Section 2.11.

           SECTION 2.12 Defaulted Interest.

           If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Person who was a Holder as of a recent date selected by the Company, with a copy to the Trustee and the Paying Agent, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

           SECTION 2.13 CUSIP Number.

           The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee and the Registrar of any change in the CUSIP number.

           SECTION 2.14 Deposit of Moneys.

           Prior to 11:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

           SECTION 2.15 Restrictive Legends.

           Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until April 18, 2000 (or such earlier date as shall be specified in an Officer's Certificate to the effect that the Notes are no longer Restricted Securities delivered to the Trustee and the Registrar) unless otherwise agreed by the Company and the Holder thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS (OR SUCH SHORTER PERIOD AS MAY BE PROVIDED UNDER THE SECURITIES ACT FOR THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES) AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASES THIS SECURITY IN A MINIMUM PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE REGISTRAR A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE
RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS (OR SUCH SHORTER PERIOD AS MAY BE PROVIDED UNDER THE SECURITIES

ACT FOR THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES) AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE REGISTRAR AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

           Each Global Note shall also bear the following legend on the face thereof:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION
2.17 OF THE INDENTURE.

           SECTION 2.16   Book-Entry Provisions for Global Note.

          (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository,
(ii) be delivered to the Registrar as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.


           Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Registrar as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee, each Agent and any agent of the Company, the Trustee or any Agent as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, each Agent or any agent of the Company, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent

Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

      (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

      (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

      (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Registrar for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

      (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

      (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

           SECTION 2.17   Special Transfer Provisions.

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

           (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after April 18, 2000 (or such earlier date as shall be specified in an Officers' Certificate to the effect that the Notes are no longer Restricted Securities delivered to the Trustee and the Registrar) or
      (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), such transfer is made with respect to Notes in a minimum principal amount of not less than $250,000 and the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and such other information that the Registrar may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and

           (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and
(b) the Company shall execute and the Trustee or its authentication agent shall authenticate and deliver one or more Physical Notes of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

           (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

           (ii) if the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred.

           (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.17 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

           (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

           The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                        ARTICLE THREE

                          REDEMPTION


           SECTION 3.01 Notices to Trustee.

           If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

           The Company shall give each notice provided for in this Section 3.01 at least 30 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee and the Paying Agent, as evidenced in a writing signed on behalf of the Trustee and the Paying Agent), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

           SECTION 3.02   Selection of Notes To Be Redeemed.

           If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, to the extent practical, unless such method is otherwise prohibited. The Company shall promptly notify the Trustee and the Paying Agent in writing of the date of listing and the name of the securities exchange if and when the Notes are listed on a principal national securities exchange. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

           SECTION 3.03 Notice of Redemption.

           At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense.

           Each notice for redemption shall identify the Notes to be redeemed and shall state:

           (1)  the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

           (3)  the name and address of the Paying Agent;

           (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Priceplus accrued interest, if any, and that interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

           (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

           (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

           (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

           SECTION 3.04 Effect of Notice of Redemption.

           Once notice of redemption is mailed in accordance with
Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

           SECTION 3.05 Deposit of Redemption Price.

           On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

           If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

           SECTION 3.06 Notes Redeemed in Part.

           Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in
principal   amount  to  the   unredeemed   portion  of  the  Note
surrendered.


                         ARTICLE FOUR

                          COVENANTS


           SECTION 4.01 Payment of Notes.

           The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

           The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

           Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

           SECTION 4.02 Maintenance of Office or Agency.

           The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           SECTION 4.03 Corporate Existence.

           Except as  otherwise  permitted  by  Article  Five and
Section 4.16, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary.

           SECTION 4.04 Payment of Taxes and Other Claims.

           The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

           SECTION 4.05 Maintenance of Properties and Insurance.

           (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

           (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

           SECTION 4.06   Compliance Certificate; Notice of Default.

           (a) The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company or such Guarantor, as the case may be, during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate of the Company shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

           (b) The annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.02 hereof, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence. The Trustee shall not be deemed to have notice of any Default or Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

           SECTION 4.07 Compliance with Laws.

           The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

           SECTION 4.08 SEC Reports.

           (a) So long as the Notes are outstanding, the Company and each Guarantor (at its own expense) shall file with the SEC and shall file with the Trustee within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company or such Guarantor is subject to the requirements of such Section 13 or 15(d) of the Exchange Act); provided that prior to the consummation of the Exchange Offer and the issuance of the Exchange Notes, the Company and each Guarantor (at their own expense) will mail to the Trustee and Holders in accordance with paragraph (b) of this Section 4.08 substantially the same information that would have been required by the foregoing documents within 15 days of when any such document would otherwise have been required to be filed with the SEC. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA ss. 314(a).

           (b) At the Company's expense, the Company shall cause an annual report if furnished by it to stockholders generally and each quarterly or other financial report if furnished by it to stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders.

           (c) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) and in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act.

           SECTION 4.09   Waiver of Stay, Extension or Usury Laws.

           The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

           SECTION 4.10 Limitation on Restricted Payments.

           The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,
(a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in options, warrants or other rights to purchase such Qualified Capital Stock) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,
(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (in each case other than in exchange for Qualified Capital Stock of the Company or options, warrants or other rights to purchase such Qualified Capital Stock), (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any

          Indebtedness  of the  Company  that is  subordinate  or
junior  in  right  of  payment  to  the  Notes  or (d)  make  any
Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,
(i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (v) $10,000,000; plus (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date on which the Restricted Payment occurs or is to occur (the "Reference Date") (treating such period as a single accounting period); plus
(x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including by conversion of Indebtedness into Qualified Capital Stock) and, subject to the limitation set forth in clause
(8) of the immediately succeeding paragraph, 100% of the fair market value of non-cash consideration received in any such issuance and sale; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock and, subject to the limitation set forth in clause (8) of the immediately succeeding paragraph, 100% of the fair market value of non-cash consideration of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus (z) without duplication, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and, subject to the limitations set forth in clause (8) of the immediately succeeding paragraph, 100% of the fair market value of non-cash consideration received in any such disposition and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that with respect to all Investments made in any Unrestricted Subsidiary or joint venture, the sum of clauses (1), (2) and (3) above with respect to such Investment shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date in such Unrestricted Subsidiary or joint venture.

           Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or

          (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company or Indebtedness of the Company that is subordinate or junior in right of payment to the Notes at least to the extent of the subordination provisions contained in Article Ten of this Indenture and having no maturity, sinking fund payment or scheduled mandatory redemption prior to maturity of the Notes, or (ii) through the application of net proceeds of a substantially concurrent sale for cash
(other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) so long as no Default or Event of Default shall have occurred and be continuing, payments for the purpose of and in an amount equal to the amount required to permit Holdings to redeem or repurchase Common Stock of Holdings or options in respect thereof from employees or officers of Holdings or any of its Subsidiaries or their estates or authorized representatives upon the death, disability or termination of the employment of such employees or officers in an aggregate amount not to exceed $10 million; (5) the making of distributions, loans or advances in an amount not to exceed $1 million per annum sufficient to permit Holdings to pay the ordinary operating expenses of Holdings related to Holdings' ownership of Capital Stock of the Company; (6) the payment of any amounts pursuant to the Tax Sharing Agreement; (7) aggregate payments of not more than $835 million pursuant to the Recapitalization and made within 30 days of the date of the consummation of the Recapitalization; and (8) in the event that the Company has not realized cash from the proceeds of the payment, sale or disposition of any non-cash consideration referred to in clause (iii)(x), (iii)(y) and
(iii)(z)(2) of the immediately preceding paragraph, Restricted Payments permitted by reason of such non-cash consideration; provided, that such Restricted Payments may be made only in kind of the non-cash consideration so received. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1),
(2), (4) and (8) shall be included in such calculation and amounts expended pursuant to clauses (3), (5), (6) and (7) shall be excluded from such calculation.

           Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements. The Trustee shall have no duty or obligation to recalculate or otherwise verify the accuracy of the calculations set forth in any such Officers' Certificates.

           SECTION   4.11   Limitation   on   Transactions   with
Affiliates.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are related to a common plan) involving aggregate payments or other property with a fair market value in excess of $1 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value or payments to an Affiliate, as the case may be, of more than $10 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

           (b) The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to (including issuances and grant of securities and stock options), employment agreements and stock option and ownership plans for the benefit of, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date); (iv) payments and investments permitted by this Indenture; (v) payments made in connection with the Recapitalization, including transaction fees to stockholders of Holdings not exceeding $10,000,000); (vi) the issuance of Qualified Capital Stock of the Company; (vii) any obligations of the Company pursuant to the Management Advisory Agreement and the Transaction Advisory Agreement; (viii) transactions permitted by, and complying with, Article Five; (ix) transactions with suppliers or other purchasers or sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to the Company, in the good faith determination of the Board of Directors of the Company or the senior management thereof, and on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and (x) Qualified Receivables Transactions.

          SECTION 4.12  Limitation  on  Incurrence  of Additional
Indebtedness.

           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) and the Restricted Subsidiaries of the Company may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

           SECTION 4.13 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock;
(b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or lease governing a leasehold or ownership interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date (including, without limitation, the Credit Agreement) to the extent and in the manner such agreements are in effect on the Issue Date; (6) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Sections 4.12 and 4.18 that limit the right of the debtor to dispose of the assets securing such Indebtedness; (7) customary net worth provisions contained in leases and other agreements entered into by a Restricted Subsidiary in the ordinary course of business; (8) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of such Restricted Subsidiary; (9) customary provisions in joint venture agreements and other similar agreements relating solely to the securities, assets and revenues of such joint venture or other business venture; (10) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5) or (6) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not, in the aggregate, materially less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (4), (5) or (6); and (11) Standard Securitization Undertakings relating to a Receivables Subsidiary or Special Purpose Vehicle.

          SECTION  4.14   Prohibition  on  Incurrence  of  Senior
Subordinated Debt.

           The  Company  shall  not  incur  or  suffer  to  exist
Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

           SECTION 4.15 Change of Control.

           (a) At any time on or prior to April 15, 2002, the Company may, at its option, redeem the Notes, in whole, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date fixed for such redemption (the "Change of Control Redemption Date") (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

           (b) Upon the occurrence of a Change of Control, if the Company does not redeem the Notes as provided in Section 4.15(a) of this Indenture, Company shall make the "Change of Control Offer", and each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to such Change of Control Offer, at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender in full which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described in this Section 4.15. The Company's failure to comply with the immediately preceding sentence shall constitute an Event of Default under Section 6.01(3) and not under Section 6.01(2).

           (c) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), unless the Company has mailed a notice with respect to a redemption pursuant to Section 4.15(a) of this Indenture, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee and each Paying Agent, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

           (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

           (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

          (3) that any Note not tendered will continue to accrue interest;

           (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

           (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

           (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

           (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

          (8) the circumstances and relevant facts regarding such Change of Control.

           On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Registrar Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof.

           Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Paying Agent to the Company.

           The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

           SECTION 4.16 Limitation on Asset Sales.

           (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless
(i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (in each case as determined in good faith by the Company's Board of Directors); (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents (provided that (A) the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (B) the fair market value of any marketable securities received by the Company or a Restricted Subsidiary in exchange for any such assets that are promptly converted into cash shall be deemed to be cash for the purposes of this provision) and is received at the time of such disposition; provided that the Company and its Restricted Subsidiaries may make Asset Sales not exceeding $2 million in the aggregate in each year for non-cash consideration; and (iii) upon the consummation of an Asset Sale, the

Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility effect a permanent reduction in the availability under such revolving credit facility, or to so prepay any Indebtedness of a Wholly Owned Restricted Subsidiary, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as it exists on the date of such Asset Sale or in businesses the same, similar or reasonably related thereto ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). Subject to the last sentence of this paragraph, on the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (iii)(A), (iii)(B) or (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10 million, shall be applied as required pursuant to this paragraph).

           In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor Person shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

           Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee and each Paying Agent, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

           Notwithstanding the foregoing, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Swap if (i) at the time of entering into such Asset Swap or immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof, (ii) in the event that such Asset Swap involves an aggregate amount in excess of $10 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company, and (iii) in the event such Asset Swap involves an aggregate amount in excess of $50 million, the Company has received a written opinion from an Independent Financial Advisor that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

           (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in the second paragraph of subsection (a) above, each notice of a Net Proceeds Offer pursuant to this
Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee and each Paying Agent. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

           (1) that the Net Proceeds Offer is being made pursuant to Section 4.16 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer exceeds the aggregate amount of the Net
      Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

           (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

           (3) that any Note not tendered will continue to accrue interest;

           (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

           (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

           (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

           (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof;

           On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Paying Agent Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any.

           Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

           The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

           SECTION  4.17   Limitation   on   Preferred   Stock  of
Restricted Subsidiaries.

           The Company shall not permit any of its Restricted Subsidiaries (other than a Receivables Subsidiary or a Special Purpose Vehicle) to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company (other than a Receivables Subsidiary or a Special Purpose Vehicle).

           SECTION 4.18 Limitation on Liens.

           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom for purposes of security unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and
(ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect as of the Issue Date; (B) Liens securing Senior Debt and Liens on assets of Restricted Subsidiaries securing guarantees of Senior Debt; (C) Liens securing the Notes; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens
(1) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

           SECTION 4.19  Limitation  on  Guarantees by Restricted
Subsidiaries.

           The Company shall not permit any of its domestic Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary (other than Permitted Indebtedness of a Restricted Subsidiary), unless, in any such case (a) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary (a "Guarantee") substantially similar to the Guarantee of Holdings contained in Article Eleven and (b) (x) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to such Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in this Indenture (and in particular the subordination of Guaranteed Obligations of Holdings set forth in Article Twelve), and (y) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to such Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in this Indenture.

           Each Guarantee of a Restricted Subsidiary will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by a Restricted Subsidiary without rendering such Guarantee, as it relates to such Restricted Subsidiary, void or voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or other similar laws affecting the rights of creditors generally; provided that in the event that such Guarantee is subordinated in right of payment to a guaranty constituting Guarantor Senior Debt containing a comparable limitation, such limitation in such other guaranty shall not be given effect in calculating the limitation on the amount of the Guarantee made to this Section 4.19. In addition, such Guarantee shall contain appropriate provisions relating to contribution among all Restricted Subsidiaries executing Guarantees.

          Notwithstanding the foregoing, any such Guarantee of the Notes by a Restricted Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

           SECTION 4.20 Restriction of Lines of Business to Food,
Food Distribution and Related Businesses.

           The Company shall not, and shall not permit any of its
Restricted  Subsidiaries  to,  engage  in any  material  business
activity   except  for  food,  food   distribution   and  related
businesses.


                         ARTICLE FIVE

                    SUCCESSOR CORPORATION


           SECTION 5.01 Merger, Consolidation and Sale of Assets of the Company.

           (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety, to any Person unless:

           (1) either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the
      Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and
      (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and, if applicable, the Registration Rights Agreement on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1) (B) (y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be
     incurred  in   connection   with  or   in  respect  of  such
     transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

           (3) immediately after giving effect to such transaction, the Company or the Surviving Entity, as the case may be, will have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

           (4) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction), no Default or Event of Default shall have occurred and be continuing; and

           (5) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

           (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

           (c) Notwithstanding the foregoing, the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted without regard to Section 5.01(a)(2) and (3) hereof.

           SECTION 5.02 Successor Corporation Substituted for the
Company.

           Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such; provided, however that solely for purposes of computing amounts described in subclause (iii) of the first paragraph of Section 4.10, any such surviving entity shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

           SECTION 5.03 Merger, Consolidation and Sale of Assets of Holdings.

           (a) Holdings shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of Holdings' assets (determined on a consolidated basis for Holdings and its Subsidiaries), whether as an entirety or substantially as an entirety, unless:

           (1) either (A) Holdings shall be the surviving or continuing corporation or (B) the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Holdings and its Subsidiaries substantially as an entirety (the "Surviving Parent Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, obligations of Holdings of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of this Indenture to be performed or observed by Holdings;

           (2) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

           (3) Holdings or the Surviving Parent Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

           (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of Holdings, the Capital Stock of which constitutes all or substantially all of the properties and assets of Holdings, shall be deemed to be the transfer of all or substantially all of the properties and assets of Holdings.

           (c) Notwithstanding the foregoing, the merger of Shield with and into Holdings and the merger of Holdings with and into the Company shall be permitted; provided that, with respect to the merger of Holdings with and into the Company, the requirements of Section 5.01(a) shall be satisfied.

          SECTION  5.04  Successor  Corporation  Substituted  for
Holdings.

           Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of Holdings in accordance with the foregoing, in which Holdings is not the continuing corporation, the successor Person formed by such consolidation or into which Holdings is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture with the same effect as if such surviving entity had been named as such.


                         ARTICLE SIX

                     DEFAULT AND REMEDIES


           SECTION 6.01 Events of Default.

           An "Event of Default" occurs if:

           (1) the Company fails to pay interest on any Notes when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten of this Indenture); or

           (2) the Company fails to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Ten); or

          (3) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture and which default continues for a period of 30 days after written notice specifying the default (and demanding that such default be remedied) is received by the Company from the Trustee or by the Company and the Trustee from the Holders of at least 25% of the outstanding principal amount of the Notes; or

           (4) the Company fails to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, in either case, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $20 million or more at any time; or

           (5) one or more judgments for the payment of money in an aggregate amount in excess of $20 million (to the extent not covered by insurance) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

           (6) the Company or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property,
      (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E)
      makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

           (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary or for
      substantially   all  of  its  property  or  (C)  order  the
      winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

           (8) the failure of a Guarantee to be in full force and
      effect (except as contemplated by the terms thereof) or the
      denial  or   disaffirmation   of  such   obligations  by  a
      Guarantor.

           SECTION 6.02   Acceleration.

           (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice, but only if such Event of Default is then continuing. Upon any such declaration, but subject to the immediately preceding sentence, such amount shall be immediately due and payable.

           (b) If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing with respect to the Company, all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

           (c) At any time after the delivery of an Acceleration Notice with respect to the Notes in accordance with Section 6.02(a), the Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and any other amounts due the Trustee under Section
7.07 and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or
(7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture and its consequences, except a default in the payment of the principal of or interest on any Notes.

           SECTION 6.03 Other Remedies.

           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

           SECTION 6.04 Waiver of Past Defaults.

           Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

           SECTION 6.05 Control by Majority.

           Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided further that this provision shall not affect the rights of the Trustee set forth in Section 7.01(d).

           SECTION 6.06 Limitation on Suits.

           A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

           (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

           (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

           (3) such Holders offer to the Trustee indemnity in its sole discretion satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

           (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

           (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

           A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

           SECTION 6.07   Rights of Holders To Receive Payment.

           Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

           SECTION 6.08 Collection Suit by Trustee.

           If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

           SECTION 6.09   Trustee May File Proofs of Claim.

           The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable expenses and disbursements of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable expenses and disbursements of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section  7.07.  The  Company's  payment  obligations  under  this
Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

           SECTION 6.10   Priorities.

           If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

           First:  to the Trustee for amounts due under Section 7.07;

           Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

           Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

           The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

           SECTION 6.11 Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.


                        ARTICLE SEVEN

                           TRUSTEE


           SECTION 7.01 Duties of Trustee.

           (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

           (b)  Except during the continuance of a Default or an Event of
Default:

           (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

           (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

           (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

           (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

           (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

           (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
      Section 6.02, 6.04 or 6.05.

           (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this
Section 7.01.

           (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

           SECTION 7.02 Rights of Trustee.

           Subject to Section 7.01:

      (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

      (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

      (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

      (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company and to the extent reasonably related to such facts or matters to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

      (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

           SECTION 7.03 Individual Rights of Trustee.

           The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

           SECTION 7.04 Trustee's Disclaimer.

           The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

           SECTION 7.05 Notice of Default.

           If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold such notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

           SECTION 7.06 Reports by Trustee to Holders.

           Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), (c) and (d).

           A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

           The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

           SECTION 7.07 Compensation and Indemnity.

           The Company shall pay to the Trustee and each Agent from time to time reasonable compensation for their respective services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including reasonable and documented out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's and such Agent's agents, consultants and counsel.

           The Company shall indemnify the Trustee and each Agent and their respective agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee and each Agent shall notify the Company promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. At the Trustee's or such Agent's, as the case may be, sole discretion, the Company shall defend the claim and the Trustee or such Agent, as the case may be, shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee or such Agent, as the case may be. Alternatively, the Trustee or such Agent, as the case may be, may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

           To secure the Company's  payment  obligations  in this
Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) shall have occurred, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

           The Company's obligations under this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article Eight or other termination of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

           SECTION 7.08 Replacement of Trustee.

           The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee reasonably acceptable to the Company. The Company may remove the Trustee if:

           (1)  the Trustee fails to comply with Section 7.10;

           (2)  the Trustee is adjudged bankrupt or insolvent;

           (3) a receiver or other public officer takes charge of the Trustee or its property; or

           (4)  the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee reasonably acceptable to the Company to replace the successor Trustee appointed by the Company.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

           Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

           SECTION 7.09   Successor Trustee by Merger, Etc.

           If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

           SECTION 7.10 Eligibility; Disqualification.

           This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Company, as obligor of the Notes.

           SECTION 7.11   Preferential Collection of Claims Against
Company.

           The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company, as obligor on the Notes.


                        ARTICLE EIGHT

              DISCHARGE OF INDENTURE; DEFEASANCE


           SECTION 8.01 Termination of the Company's Obligations.

           The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Registrar for cancellation and the Company has paid all sums payable by it hereunder, or if:

      (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and each Paying Agent and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

      (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes and; provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

      (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

      (d) the Company shall have paid all other sums payable by it hereunder; and

      (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

           Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07,
8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

           After  such  delivery  or  irrevocable   deposit,  the
Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

           SECTION 8.02   Legal Defeasance and Covenant Defeasance.

           (a)  The   Company   may,   at  its  option  by  Board
Resolution,  at any time,  elect to have either  paragraph (b) or
(c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

           (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

           (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.10 through 4.20 and Article Five hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(3), 6.01(4) and 6.01(5) shall not constitute Events of Default.

           SECTION 8.03   Conditions to Legal Defeasance or Covenant
Defeasance.

           The   following   shall  be  the   conditions  to  the
application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

      In order to exercise  either Legal  Defeasance  or Covenant
Defeasance:

           (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any scheduled payment on the Notes, U.S. Legal Tender, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or interest on the Notes; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply or cause the Paying Agent to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

           (b) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

           (c) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

           (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(6) and 6.01(7) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

           (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

           (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

           (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

           (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Debt, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

           SECTION 8.04 Application of Trust Money.

           The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the proceeds from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

           The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

           Anything in this Article Eight to the contrary notwithstanding, the Trustee shall, or shall request the Paying Agent to, deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U. S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

           SECTION 8.05 Repayment to the Company.

           Subject to Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect thereto. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person to whom such Holders may look.

           SECTION 8.06   Reinstatement.

           If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                          ARTICLE NINE

               AMENDMENTS, SUPPLEMENTS AND WAIVERS


           SECTION 9.01 Without Consent of Holders.

           The Company and Holdings, each when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

           (1) to cure any ambiguity herein, or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof or to add any other provisions with respect to matters or questions arising under this Indenture; provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect;

           (2)  to comply with Article Five;

           (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

           (4)  to  comply  with any  requirements  of the  SEC in
      order   to effect or  maintain  the  qualification  of  this
      Indenture under the TIA;

           (5) to make any change that would provide any additional benefit or rights to the Holders;

           (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities;

           (7)  to add a Guarantor pursuant to Section 4.19; or

           (8) to make any other change that does not, in the good faith judgment of the Trustee, adversely affect in any material respect the rights of any Holders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

           In addition, without the consent of the Holders, the Company and the Trustee may amend this Indenture to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under this Indenture as permitted by Article Five, to add further Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company by this Indenture or the Notes.

           SECTION 9.02 With Consent of Holders.

           Subject to Section 6.07, the Company and Holdings, each when authorized by a Board Resolution, and the Trustee, together, upon receipt of the written consent of the Holder or Holders of at least a majority of the aggregate outstanding principal amount of the Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate outstanding principal amount of the Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. Notwithstanding the forgoing, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

           (1)  reduce the amount of  Notes   whose Holders  must
       consent to an amendment;

           (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

           (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

          (4) make any Notes payable in a currency other than that stated in the Notes;

           (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default, other than ones with respect to the payment of principal of or interest on the Notes;

          (6) amend, modify, change or waive any provision of this Section 9.02;

          (7) amend, modify or change in any material respect the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred; or



         (8) modify   Articles Ten or  Twelve or the  definitions
      used in Articles Ten or Twelve to adversely affect the Holders of the Notes in any material respect.

           It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an  amendment,  supplement  or waiver  under this
Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

           SECTION 9.03 Effect on Senior Debt.

           No amendment of this Indenture shall adversely affect the rights of any holder of Senior Debt under Article Ten of this Indenture, without the consent of such holder.

           SECTION 9.04 Compliance with TIA.

           Every   amendment,   waiver  or   supplement  of  this
Indenture or the Notes shall comply with the TIA as then in effect.

           SECTION 9.05 Revocation and Effect of Consents.

           Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

           After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02, in which case the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

           SECTION 9.06 Notation on or Exchange of Notes.

           If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

           SECTION 9.07   Trustee To Sign Amendments, Etc.

           The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each complying with Section 13.04 and 13.05 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

           SECTION 9.08 Effect of Supplemental Indentures.

           Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                           ARTICLE TEN

                          SUBORDINATION


           SECTION 10.01  Notes Subordinated to Senior Debt.

           The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and each Person holding any Note, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on or in respect of Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

           SECTION 10.02  No Payment on Notes in Certain Circumstances.

           (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character shall be made by, or on behalf of, the Company or any other Person on its or their behalf with respect to any Obligations on the Notes, or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee and each Paying Agent (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee and each Paying Agent receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes (other than payment of amounts already deposited in accordance with the defeasance provisions of this Indenture) or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

           (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, any Paying Agent or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be forthwith paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt. The Trustee and each Paying Agent shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee or any Paying Agent shall be paid to the holders of Senior Debt.

           Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

          SECTION   10.03   Payment   Over   of   Proceeds   upon
Dissolution, Etc.

           (a) Upon any payment or distribution of assets of the Company of any kind or character to creditors, whether in cash, property or securities upon any total or partial liquidation,
dissolution,  winding-up,  reorganization,   assignment  for  the
benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any
such dissolution,     winding-up,    liquidation,  reorganization,
receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

           (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

           (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03(c), such payment or distribution shall be held in trust for the benefit of, and shall be forthwith paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior
Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

           (d) The  consolidation  of the  Company  with,  or the
merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section
10.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

           SECTION 10.04  Payments May Be Paid Prior to Dissolution.

           Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time in respect of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee or any Paying Agent that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee or such Paying Agent, as the case may be, of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer or officers of the Paying Agent, as the case may be, shall have actually received the written notice provided for in the second sentence of Section 10.02(a) or in Section 10.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a) and Section 10.03). The Company shall give prompt written notice to the Trustee and each Paying Agent of any dissolution, winding-up, liquidation or reorganization of the Company.

           SECTION 10.05  Subrogation.

           Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

           SECTION    10.06    Obligations    of   the    Company
Unconditional.

           Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

           SECTION 10.07 Notice to Trustee and Paying Agents.

           The Company shall give prompt written notice to the Trustee and each Paying Agent of any fact known to the Company which would prohibit the making of any payment to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until the Trustee or such Paying Agent, as the case may be, shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee or such Paying Agent, as the case may be, of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

           In the event that the Trustee or any Paying Agent determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee or such Paying Agent, as the case may be, may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or such Paying Agent, as the case may be, as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee or such Paying Agent, as the case may be, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 10.08 Reliance on Judicial Order or Certificate of Liquidating Agent.

           Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, each Paying Agent and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

           SECTION 10.09  Trustee's Relation to Senior Debt.

           The Trustee, each Agent and any agent of the Company, of the Trustee or any Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee, any Agent or any such agent of any of its rights as such a holder.

           With respect to the holders of Senior Debt, the Trustee and each Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee or any Agent. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary duty to the holders of Senior Debt.

           Whenever a distribution is to be made or a notice is to be given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representatives, if any.

           SECTION  10.10  Subordination  Rights Not  Impaired by
Acts or Omissions of the Company or Holders of Senior Debt.

           No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

           Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

           SECTION 10.11 Noteholders Authorize Trustee and Paying
Agent To Effectuate Subordination of Notes.

           Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee and each Paying Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee and each Paying Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

           If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representatives to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 10.12 This Article Ten Not To Prevent Events of
Default.

           The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

           SECTION 10.13  Trustee's Compensation Not Prejudiced.

           Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.


                         ARTICLE ELEVEN

                      GUARANTEE OF HOLDINGS

           SECTION 11.01 Unconditional Guarantee.

           Holdings hereby unconditionally guarantees (such guarantee to be referred to herein as the "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns on behalf of such Holder, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Holdings hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance with might otherwise constitute a legal or equitable discharge or defense of a guarantor. Holdings hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Noteholder, the Trustee or any Paying Agent is required by any court or otherwise to return to the Company, Holdings, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or Holdings, any amount paid by the Company or Holdings to the Trustee or such Paying Agent or Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Holdings further agrees that, as between Holdings, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by Holdings for the purpose of this Guarantee.

           SECTION 11.02 Subordination of Guarantee.

           The obligations of Holdings to the Holders of the Notes and to the Trustee on behalf of the Holders pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of Holdings, to the extent and in the manner provided in Article Twelve.

          SECTION 11.03 Severability.

           In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           SECTION 11.04 Release of Guarantee.

           Upon (i) the release by the lenders under the Credit Agreement and future refinancings thereof of all guarantees of Holdings relating to such Indebtedness, or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of Holdings (or all or substantially all of its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, Holdings shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder; provided, however, that any such release shall occur only to the extent that all obligations of Holdings under all of its guarantees of such Indebtedness of the Company shall also be released upon such release, sale or disposition.

           The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.04.

           SECTION 11.05 Waiver of Subrogation.

           Until payment in full is made of the Notes and all other obligations of the Company to the Holders or the Trustee on behalf of the Holders hereunder and under the Notes, Holdings hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of Holdings'
obligations under the Guarantee of this Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Holdings in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to Holdings for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Holdings acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.


           SECTION 11.06 Execution of Guarantee.

           To evidence its guarantee to the Noteholders set forth in this Article Eleven, Holdings hereby agrees to execute the Guarantee in substantially the form included in Exhibits A and Exhibit B, which shall be endorsed on such Note ordered to be authenticated and delivered by the Trustee. Holdings hereby agrees that its Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of Holdings by two Officers, or an Officer and an Assistant Secretary prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of Holdings. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such Officer of Holdings.

           SECTION 11.07  Waiver of Stay, Extension or Usury Laws.

           Holdings covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive Holdings from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) Holdings hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                         ARTICLE TWELVE

             SUBORDINATION OF GUARANTEE OBLIGATIONS


           SECTION 12.01 Guarantee Obligations Subordinated to Guarantor Senior Debt of Holdings.

           Holdings covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that any payment of obligations by Holdings in respect of its Guarantee (its "Guarantee Obligations") shall be made subject to the provisions of this Article Twelve, and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Guarantee Obligations by Holdings shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Guarantor Senior Debt of Holdings, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt of Holdings, and that each holder of Guarantor Senior Debt of Holdings whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt of Holdings in reliance upon the covenants and provisions contained in this Indenture and the Notes.

          SECTION   12.02  No   Payment   on  Notes  in   Certain
Circumstances.

           (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt of Holdings, no payment of any kind or character shall be made by, or on behalf of, Holdings, or any other Person on its or their behalf with respect to any Guarantee Obligations, or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Guarantor Senior Debt of Holdings, as such event of default is defined in the instrument creating or evidencing such Guarantor Senior Debt of Holdings, permitting the holders of such Guarantor Senior Debt of Holdings then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Guarantor Senior Debt of Holdings gives notice of the event of default to the Trustee and each Paying Agent (a "Guarantor Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee and each Paying Agent receives notice thereof from the Representative for the respective issue of Guarantor Senior Debt of Holdings terminating the Guarantor Blockage Period (as defined below), during the 179 days after the delivery of such Guarantor Default Notice (the "Guarantor Blockage Period"), neither Holdings nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Guarantee Obligations or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Guarantor Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Guarantor Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Guarantor Blockage Period with respect to the Guarantor Senior Debt of Holdings shall be, or be made, the basis for the commencement of a second Guarantor Blockage Period by the Representative of such Guarantor Senior Debt of Holdings whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

           (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, any Paying Agent or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be forthwith paid over or delivered to, the holders of Guarantor Senior Debt of Holdings (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt of Holdings held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee and each Paying Agent shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt of Holdings, if any, received from the holders of such Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from Holdings and only amounts included in the information provided to the Trustee and each Paying Agent shall be paid to the holders of Guarantor Senior Debt of Holdings.

           Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to
Section 6.02 or to pursue any rights or remedies hereunder; provided that all Guarantor Senior Debt of Holdings thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Guarantee Obligations.

          SECTION   12.03   Payment   Over   of   Proceeds   upon
Dissolution, Etc.

           (a) Upon any payment or distribution of assets of Holdings of any kind or character to creditors, whether in cash, property or securities, upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of Holdings or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to Holdings or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt of Holdings shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt of Holdings, before any payment or distribution of any kind or character is made on account of any Guarantee Obligations, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by Holdings or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt of Holdings (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt of Holdings held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt of Holdings may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt of Holdings remaining unpaid until all such Guarantor Senior Debt of Holdings has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt of Holdings.

           (b) To the extent any payment of Guarantor Senior Debt of Holdings (whether by or on behalf of Holdings, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt of Holdings or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

           (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 12.03(c), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt of Holdings (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt of Holdings held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt of Holdings may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt of Holdings remaining unpaid until all such Guarantor Senior Debt of Holdings has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt of Holdings.

           (d) The consolidation of Holdings with, or the merger of Holdings with or into, another Person or the liquidation or dissolution of Holdings following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Guarantor Senior Debt of Holdings shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section
12.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume Holdings' obligations hereunder in accordance with Article Five hereof.

          SECTION   12.04   Payments   May  Be  Paid   Prior   to
Dissolution.

           Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) Holdings, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time in respect of Guarantee Obligations, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee or any Paying Agent that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee or such Paying Agent, as the case may be, of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, Guarantee Obligations to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer or officer of the Paying Agent, as the case may be, shall have actually received the written notice provided for in the second sentence of Section 12.02(a) or in Section 12.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 12.02(a) and Section 12.03). Holdings shall give prompt written notice to the Trustee and each Paying Agent of any dissolution, winding-up, liquidation or reorganization of Holdings.

           SECTION 12.05  Subrogation.

           Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of Holdings, the Holders of the Guarantee Obligations shall be subrogated to the rights of the holders of Guarantor Senior Debt of Holdings to receive payments or distributions of cash, property or securities of Holdings applicable to the Guarantor Senior Debt of Holdings until the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Debt of Holdings by or on behalf of Holdings or by or on behalf of the Holders by virtue of this Article Twelve which otherwise would have been made to the Holders shall, as between Holdings and the Holders of the Guarantee Obligations, be deemed to be a payment by Holdings to or on account of the Guarantor Senior Debt of Holdings, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Guarantee Obligations, on the one hand, and the holders of the Guarantor Senior Debt of Holdings, on the other hand.

           SECTION 12.06 Obligations of Holdings Unconditional.

           Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among Holdings, its creditors other than the holders of Guarantor Senior Debt of Holdings, and the Holders, the obligation of Holdings, which is absolute and unconditional, to pay the Guarantee Obligations to the Holders as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of Holdings other than the holders of the Guarantor Senior Debt of Holdings, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of Holdings received upon the exercise of any such remedy.

           SECTION 12.07 Notice to Trustee and Paying Agents.

           Holdings shall give prompt written notice to the Trustee and each Paying Agent of any fact known to Holdings which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt of Holdings or of any other facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until the Trustee or such Paying Agent, as the case may be, shall have received notice in writing from Holdings, or from a holder of Guarantor Senior Debt of Holdings or a Representative therefor, together with proof satisfactory to the Trustee or such Paying Agent, as the case may be, of such holding of Guarantor Senior Debt of Holdings or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

           In the event that the Trustee or any Paying Agent determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt of Holdings to participate in any payment or distribution pursuant to this Article Twelve, the Trustee or such Paying Agent, as the case may be, may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or such Paying Agent, as the case may be, as to the amounts of Guarantor Senior Debt of Holdings held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee or such Paying Agent, as the case may be, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 12.08 Reliance on Judicial Order or Certificate of Liquidating Agent.

           Upon any payment or distribution of assets of Holdings referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, such Paying Agent and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt of Holdings and other Indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

          SECTION 12.09  Trustee's  Relation to Guarantor  Senior
Debt of Holdings.

           The Trustee, each Agent and any agent of Holdings, the Trustee or any Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt of Holdings which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt of Holdings and nothing in this Indenture shall deprive the Trustee, any Agent or any such agent of any of its rights as such a holder.

           With respect to the holders of Guarantor Senior Debt of Holdings, the Trustee and each Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt of Holdings shall be read into this Indenture against the Trustee. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt of Holdings.

           Whenever a distribution is to be made or a notice is to be given to holders or owners of Guarantor Senior Debt of Holdings, the distribution may be made and the notice may be given to their Representatives, if any.

           SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions of Holdings or Holders of Guarantor Senior Debt of Holdings.

           No right of any present or future holders of any Guarantor Senior Debt of Holdings to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Holdings with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

           Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt of Holdings may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of the Guarantor Senior Debt of Holdings, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt of Holdings, or otherwise amend or supplement in any manner Guarantor Senior Debt of Holdings, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt of Holdings is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt of Holdings; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt of Holdings; and
(iv) exercise or refrain from exercising any rights against Holdings and any other Person.

          SECTION 12.11. Noteholders Authorize Trustee and Paying
Agent To Effectuate Subordination of Notes.

           Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee and each Paying Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt of Holdings and the Holders of Notes, the
subordination provided in this Article Twelve, and appoints the Trustee and each Paying Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of Holdings, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

           If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt of Holdings or their Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt of Holdings or their Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt of Holdings or their Representatives to vote in respect of the claim of any Holder in any such proceeding.

           SECTION 12.12. This Article Twelve Not To Prevent Events of Default.

           The failure to make a payment on account of  Guarantee
Obligations by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.


                        ARTICLE THIRTEEN

                          MISCELLANEOUS


           SECTION 13.01 TIA Controls.

           If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

           SECTION 13.02  Notices.

           Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

           if to the Company or Holdings:

           Del Monte Corporation
             and
           Del Monte Foods Company
           One Market Street
           San Francisco, California  94119
           Attn:     Thomas E. Gibbons
                Senior Vice President and Treasurer
           Telephone No.: (415) 247-3336
           Facsimile No.: (415) 247-3339
           with a copy to:

           Del Monte Corporation
             and
           Del Monte Foods Company
           One Market Street
           San Francisco, California  94119
           Attn:     William R. Sawyers
           Vice President, Legal Affairs
                and Secretary
           Telephone No.: (415) 247-3262
           Facsimile No.: (415) 247-3263

           and a copy to:

           Cleary, Gottlieb, Steen & Hamilton
           One Liberty Plaza
           New York, New York  10006
           Attn:     Paul J. Shim, Esq.
           Telephone No.: (212) 225-2000
           Facsimile No:  (212) 225-3999


           if to the Trustee:

           Marine Midland Bank
           140 Broadway
           New York, New York  10005
           Attn:  Corporate Trust Department
           Telephone No.:  (212) 658-6564
           Facsimile No.:  (212) 658-6425
           if to the Paying Agent or Registrar:

           Bankers Trust Company
           4th Floor
           4 Albany Street
           New York, New York  10006
           Attn:  Corporate Market Services
           Telephone No.:  (212) 250-6382
           Facsimile No.:  (212) 250-6392

           Each of the Company, Holdings, the Trustee and the Paying Agent by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, Holdings, the Trustee and the Paying Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

           In the  event  any  additional  Guarantors  are  added
pursuant  to  Section   4.19,   this   Section   13.02  shall  be
supplemented   to  provide   for   delivery  of  any  notices  or
communications described herein to each such Guarantor.

           Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

           Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

           SECTION  13.03  Communications  by Holders  with Other
Holders.

           Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

           SECTION 13.04 Certificate and Opinion as to Conditions
Precedent.

           Upon any request or application by the Company or Holdings to the Trustee to take any action under this Indenture, the Company or Holdings, as the case may be, shall furnish to the
Trustee:

           (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

           (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

           SECTION 13.05  Statements  Required in  Certificate or
Opinion.

           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

           (1)  a   statement   that  the  Person   making   such
      certificate or opinion has read such covenant or condition and the definitions relating thereto;

           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is reasonably necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

           SECTION 13.06  Rules by Trustee, Paying Agent, Registrar.

           The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. Each of the Paying Agent or Registrar may make reasonable rules in accordance with customary practices for its functions.

           SECTION 13.07 Legal Holidays.

           A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

           SECTION 13.08 Governing Law.

           THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

          SECTION  13.09  No  Adverse   Interpretation  of  Other
Agreements.

           This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

           SECTION 13.10. No Recourse Against Others.

           A director, officer, employee, stockholder or incorporator, as such, of the Company, any Guarantor or of the Trustee shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

           SECTION 13.11. Successors.

           All agreements of the Company and Holdings in this Indenture and the Notes shall bind their respective successors.
All agreements of the Trustee in this Indenture shall bind its successors.

           SECTION 13.12. Duplicate Originals.

           All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

           SECTION 13.13. Severability.

           In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                           SIGNATURES

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                               Issuer:

                               DEL MONTE CORPORATION


                               By:   /s/ William R. Sawyers
                                  ------------------------------
                                   Name:
                                   Title:



                               Guarantor:

                               DEL MONTE FOODS COMPANY


                               By:   /s/ Thomas E. Gibbons
                                  ------------------------------
                                   Name:
                                   Title:



                               Trustee:

                               MARINE MIDLAND BANK,
                                 as Trustee


                               By:   /s/ Metin Cancer
                                  ------------------------------
                                   Name:  Metin Cancer
                                   Title:  Vice President

                               ACKNOWLEDGED AND AGREED:

                               BANKERS TRUST COMPANY,
                               as Registrar, Paying Agent
                               and Authenticating Agent


                               By:   /s/ Kevin Weeks
                                  ------------------------------
                                   Name:  Kevin Weeks
                                   Title: Assistant Treasurer

                                                     EXHIBIT A
                                               CUSIP No.:

                    DEL MONTE CORPORATION
          12-1/4% SENIOR SUBORDINATED NOTE DUE 2007

No.             $

           DEL MONTE  CORPORATION,  a New York  corporation  (the
"Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of Dollars, on April 15, 2007.

           Interest Payment Dates:  April 15 and October 15
           Record Dates:  April 1 and October 1

           Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

           IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                    DEL MONTE CORPORATION


                                    By:
                                        Name:
                                        Title:

                                    By:
                                        Name:
Dated:  __________,                           Title:

Certificate of Authentication

           This is one of the 12-1/4% Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

MARINE MIDLAND BANK, or        MARINE MIDLAND BANK,
  as Trustee                   as Trustee

By:
   Authorized Signatory        By:  BANKERS TRUST COMPANY,
                                    as Authenticating Agent

                               By:
                                    Authorized Signatory

                    (REVERSE OF SECURITY)


          12-1/4% SENIOR SUBORDINATED NOTE DUE 2007

          1. Interest. DEL MONTE CORPORATION, a New York corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 18, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing October 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

           The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

           2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. Paying Agent and Registrar. Initially, Bankers Trust Company, 4 Albany Street, New York, New York 10006, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

           4. Indenture and Guarantee. The Company issued the Notes under an Indenture, dated as of April 18, 1997 (amended and supplemented from time to time, the "Indenture"), among the Company, Del Monte Foods Company ("Holdings") and Marine Midland Bank, as Trustee (the "Trustee", which term includes any successor Trustee under the Indenture). This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 12-1/4% Senior Subordinated Notes due 2007 (the "Initial Notes"). The Notes are limited in aggregate principal amount to $150,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of such terms, including the respective rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the

Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior subordinated basis by Holdings pursuant to Article Eleven of the Indenture.

           5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash
Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee and the Paying Agent, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

           6.   Redemption.

           (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after April 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year                                             Percentage

2002..............................................  106.313%
2003..............................................  104.734%
2004..............................................  103.156%
2005..............................................  101.587%
2006 and thereafter ..............................  100.000%

           (b) Optional Redemption Upon Public Equity Offerings. At any time, or from time to time, on or prior to April 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined in the Indenture) to redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price equal to 112.625% of the principal amount thereof plus, in each case, accrued interest to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption.

           In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

           (c) Optional Redemption Upon Change of Control. At any time, on or prior to April 15, 2002, the Company may, at its option, redeem the Notes, in whole, upon the occurrence of a Change of Control (as defined in the Indenture), upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to the date of redemption (the "Change of Control Redemption Date").

           "Applicable Premium" means, with respect to a Note at any Change of Control Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at April 15, 2002, determined in accordance with Paragraph 6(a) above, plus (2) all required interest payments due on such Note through April 15, 2002, computed using a discount rate equal to the Treasury Rate plus 1.00% per annum, over (B) the principal amount of such Note.

           "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) closest to the period from the Change of Control Redemption Date to April 15, 2002; provided, however, that if the period from the Change of Control Redemption Date to April 15, 2002, is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Change of Control Redemption Date to April 15, 2002, is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

           7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

           Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

           8. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

           9. Registration Rights. Pursuant to the Registration Rights Agreement (as defined in the Indenture), the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 12-1/4% Senior Subordinated Notes due 2007 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

           10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          11. Persons Deemed Owners.  The registered  Holder of a
Note shall be treated as the owner of it for all purposes.

          12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

           13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company and Holdings must annually report to the Trustee on compliance with such limitations.

          16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

           17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

           18. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

           19. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          20. Authentication. This Note shall not be valid until the Trustee or an Authenticating Agent manually signs the certificate of authentication on this Note.

          21. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

           22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

           23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

           The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Vice President, Legal Affairs and Secretary, Del Monte Corporation, One Market Street, San Francisco, California 94119.

       [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                          GUARANTEE



           Del Monte Foods Company ("Holdings") has unconditionally guaranteed on a senior subordinated basis (such guarantee by Holdings being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

           The obligations of Holdings to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly subordinated in right of payment to the prior payment in full of all Guarantor Senior Debt (as defined in the Indenture) of Holdings, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

           No stockholder, officer, director or incorporator, as such, past, present or future, of Holdings shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

           The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee or an Authenticating Agent under the Indenture by the manual signature of one of its authorized officers.

                               DEL MONTE FOODS COMPANY



                               By:
                                   Name:



                               By:
                                   Name:

                       ASSIGNMENT FORM


           If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:






        (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint             , agent to transfer this Note
on the books of the Company. The agent may substitute another to act for him.


Date:                      Signed:
                                    (Sign exactly as your name
                                    appears on the other side of
                                    this Note)

Signature Guarantee:


           In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the
"Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) April 18, 2000 (or such earlier date as shall be specified in an Officers' Certificate to the effect that the Notes are no longer Restricted Securities delivered to the Trustee and the Registrar), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this
Note is being transferred:

                         [Check One]


(1)  __    to the Company or a subsidiary thereof; or

(2)  __    pursuant  to and in  compliance  with Rule 144A
           under the Securities Act; or

(3)  __    to an institutional "accredited investor" (as defined
           in Rule 501(a)(1), (2), (3) or (7) under the Securities
           Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __    outside the United states to a "foreign person" in
           compliance with Rule 904 of Regulation S under the Securities Act; or

(5)  __    pursuant to the exemption from registration provided
           by Rule 144 under the Securities Act; or

(6)  __    pursuant to an effective registration statement under the
           Securities Act; or

(7)  __    pursuant to another available exemption from the
           registration requirements of the Securities Act.


Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Registrar may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Registrar or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.


Dated:                       Signed:
                                      (Sign exactly as name
                                      appears on the other side
                                      of this Security)


Signature Guarantee:


     TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

           The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
                                   NOTICE:  To be executed by
                                            an executive officer

             [OPTION OF HOLDER TO ELECT PURCHASE]


           If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                Section 4.15 [     ]
                Section 4.16 [     ]

           If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$_____________________


Dated: __________________  ____________________________________
                            NOTICE: The signature on this
                            assignment must correspond with
                            the name as it appears upon the
                            face of the within Note in
                            every particular without alteration
                            or enlargement or any change
                            whatsoever and be guaranteed by the
                            endorser's bank or broker.




Signature Guarantee:______________________

                                                     EXHIBIT B
                                         CUSIP No.:

                    DEL MONTE CORPORATION

      SERIES B 12-1/4% SENIOR SUBORDINATED NOTE DUE 2007

No.             $

           DEL MONTE  CORPORATION,  a New York  corporation  (the
"Company," which term includes any successor  entity),  for value
received promises to pay  to          or          registered assigns,
the principal sum of Dollars, on April 15, 2007.

           Interest Payment Dates:  April 15 and October 15,
           Record Dates:  April 1 and October 1

           Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

           IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                               DEL MONTE CORPORATION

                               By:
                                   Name:
                                   Title:

                               By:
                                   Name:
Dated:                                        Title:

Certificate of Authentication

           This  is  one  of  the   Series   B   12-1/4%   Senior
Subordinated  Notes due 2007 referred to in the  within-mentioned
Indenture.

MARINE MIDLAND BANK, or          MARINE MIDLAND BANK,
  as Trustee                       as Trustee

By:
     Authorized Signatory        By: BANKERS TRUST COMPANY,
                                     as Authenticating Agent

                                 By:
                                       Authorized Signatory

                    (REVERSE OF SECURITY)


      SERIES B 12-1/4% SENIOR SUBORDINATED NOTE DUE 2007

           1. Interest. DEL MONTE CORPORATION, a New York corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 18, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing October 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

           The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

           2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

           3. Paying Agent and Registrar. Initially, Bankers Trust Company, 4 Albany Street, New York, New York 1006, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

           4.  Indenture and  Guarantee.  The Company  issued the
Notes under an Indenture, dated as of April 18, 1997 (the "Indenture"), among the Company, Del Monte Foods Company ("Holdings"), and Marine Midland Bank, as Trustee (the "Trustee"). This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its Series B 12-1/4% Senior Subordinated Notes due 2007 (the "Exchange Notes"). The Notes are limited in aggregate principal amount to $150,000,000. The Notes include the Initial Notes (the 12-1/4% Senior Subordinated Notes due 2007) and the Exchange Notes, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss.
77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment of each Note is guaranteed on a senior subordinated basis by Holdings pursuant to Article Eleven of the Indenture.

           5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash
Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee and the Paying Agent, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

           6.   Redemption.

           (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after April 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 15 of the year set forth below, plus, in each case, accrued and unpaid interest to the date of redemption:

Year                                             Percentage

2002.............................................. 106.313%
2003.............................................. 104.734%
2004.............................................. 103.156%
2005.............................................. 101.578%
2006 and thereafter .............................. 100.000%

           (b) Optional Redemption Upon Public Equity Offerings. At any time, or from time to time, on or prior to April 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined in the Indenture) to redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price equal to 112.625% of the principal amount thereof plus, in each case, accrued interest to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption.

           In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

           (c) Optional Redemption Upon Change of Control. At any time, on or prior to April 15, 2002, the Company may, at its option, redeem the Notes, in whole, upon the occurrence of a Change of Control (as defined in the Indenture), upon not less than 30 or more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to the date of redemption (the "Change of Control Redemption Date").

           "Applicable Premium" means, with respect to a Note at any Change of Control Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at April 15, 2002, determined in accordance with Paragraph 6(a), above, plus (2) all required interest payments due on such Note through April 15, 2002, computed using a discount rate equal to the Treasury Rate plus 1.0)% per annum, over (B) the principal amount of such Note.

           "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) closest to the period from the Change of Control Redemption Date to April 15, 2002; provided, however, that if the period from the Change of Control Redemption Date to April 15, 2002, is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Change of Control Redemption Date to April 15, 2002, is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

           7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

           Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

           8. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

           9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

           10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

           11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

           12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

           13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

           14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company and Holdings must annually report to the Trustee on compliance with such limitations.

           15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

           16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

           17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

           18. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

           19. Authentication. This Note shall not be valid until the Trustee or an Authenticating Agent manually signs the certificate of authentication on this Note.

           20. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

           21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

           22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

           23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

           The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Vice President, Legal Affairs and Secretary, Del Monte Corporation, One Market Street, San Francisco, California 94119.

       [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                          GUARANTEE



           Del Monte Foods Company ("Holdings") has unconditionally guaranteed on a senior subordinated basis (such guarantee by Holdings being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

           The obligations of Holdings to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly subordinated in right of payment to the prior payment in full of all Guarantor Senior Debt (as defined in the Indenture) of Holdings, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

           No stockholder, officer, director or incorporator, as such, past, present or future, of Holdings shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

           The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee or an Authenticating Agent under the Indenture by the manual signature of one of its authorized officers.

                               DEL MONTE FOODS COMPANY



                               By:
                                   Name:



                               By:
                                   Name:

                       ASSIGNMENT FORM


           If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:






        (Print or type name, address and zip code and social security or tax ID number of assignee)


and irrevocably appoint ________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:__________  Signed:
                                       (Sign exactly as name
                                       appears on the other side
                                       of this Note)


Signature Guarantee:__________________

             [OPTION OF HOLDER TO ELECT PURCHASE]


           If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                Section 4.15 [     ]
                Section 4.16 [     ]

           If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$_______________________


Dated: _________________  _____________________________________
                           NOTICE:  The signature on this
                           assignment must correspond with
                           the name as it appears upon the
                           face of the within Note in
                           every particular without alteration
                           or enlargement or any change
                           whatsoever and be guaranteed by the
                           endorser's bank or broker.


Signature Guarantee: